Exhibit 10.50

SOVOS BRANDS LIMITED PARTNERSHIP

2017 EQUITY INCENTIVE PLAN

INCENTIVE UNIT GRANT AGREEMENT

THIS INCENTIVE UNIT GRANT AGREEMENT (the “Agreement”) is made as of June 4, 2018 (the “Grant Date”) among Sovos Brands Limited Partnership, a Delaware limited partnership (the “Partnership”) and Risa Cretella (the “Participant”).

R E C I T A L S

A.The Partnership is governed by the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, dated as of January 31, 2017, as may be amended from time to time (the “Partnership Agreement”).  Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Partnership Agreement.

B.In consideration for the provisions of services to or for the benefit of the Partnership by the Participant, the Partnership hereby grants Incentive Units to the Participant under the terms and provisions of this Agreement, the Sovos Brands Limited Partnership 2017 Equity Incentive Plan (the “Plan”) and the Partnership Agreement.

C.The Partnership and the Participant desire to impose certain vesting conditions with respect to the Incentive Units granted to the Participant.

A G R E E M E N T S

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and the Participant agree as follows:

ARTICLE I.
GRANT OF INCENTIVE UNITS

1.1Grant.  Subject to the terms and conditions contained herein and in the Plan and Partnership Agreement, the Participant is granted 2,000 Incentive Units of the Partnership, of which 833.4 shall be eligible to vest based on the passage of time (the “Time Vesting Units”), 249.8 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 1 Performance Units”), 249.8 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 2 Performance Units”), 333.5 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 3 Performance Units”) and 333.6 shall be eligible to vest based on the achievement of certain performance goals (the “Tranche 4 Performance Units” and, together with the Tranche 1 Performance Units, the Tranche 2 Performance Units and the Tranche 3 Performance Units, the “Performance Vesting Units”).
1.2Risks.  The Participant is aware of and understands the following:
(a)the Participant must bear the economic risk of an investment in the Incentive Units for an indefinite period of time because, among other things, (i) the Incentive Units have not been registered under the Securities Act, and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) the Incentive Units have not been registered under applicable state securities laws, and, therefore, cannot be sold unless they are registered under applicable state securities laws or an exemption from such registration is available, and (iii) there are substantial restrictions on the transferability of the Incentive Units under this Agreement, the Plan, the Partnership Agreement and applicable law, and substantial restrictions on distributions from the Partnership;
(b)there is no established market for the Incentive Units and no market (public or otherwise) for the Incentive Units will develop in the foreseeable future; and
(c)except as provided in the Partnership Agreement, the Participant has no rights to require that the Incentive Units be registered under the Securities Act or the securities laws of any states and the Participant will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act.
1.3Information.  The Participant is one of the following as indicated on the Accredited Investor Questionnaire in the form attached hereto as Exhibit A and provided by the Participant to the Partnership:

(a) an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act of 1933, and has (or, in the case of a trust, the trustee has) such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Incentive Units, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Incentive Units, or

(b) not an accredited investor, and has (or, in the case of a trust, the trustee has), by itself or through a “purchaser representative” within the meaning of Rule 501(i) under Regulation D of the Securities Act, such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Incentive Units, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Incentive Units.

1.4Protective Section 83(b) Election.  Within thirty (30) days from the date hereof, the Participant shall execute and file with the Internal Revenue Service a protective election under Section 83(b) of the Code with respect to the grant of Incentive Units described in this Agreement substantially in the form attached hereto as Exhibit B and the Participant shall provide the Partnership with a copy of such executed and filed election promptly thereafter.

ARTICLE II.

PROFITS INTEREsTS; VESTING

2.1Profits Interests.  The Incentive Units granted under this Agreement are intended to constitute “profits interests” as described in Section 3.04 of the Partnership Agreement and shall be subject to the terms and conditions thereof.

2.2Hurdle Amount.  The Incentive Unit Hurdle Amount for the Incentive Units being granted to the Participant pursuant to this Agreement is equal to $0, such amount being determined by the General Partner as of the Grant Date pursuant to Section 3.04 of the Partnership Agreement; provided, that the Incentive Unit Hurdle Amount shall, in any event, be consistent with the intended characterization of the Incentive Units being granted hereunder as a “profits interest.”

2.3Vesting of Incentive Units.  The Incentive Units being granted to the Participant hereunder shall vest and become Vested Units as provided in this Section 2.3:

(a)Time Vesting Units

(i)Vesting.  Subject to the remainder of this Section 2.3(a), 6.25% of the Time Vesting Units shall become Vested Units on each of the sixteen (16) quarterly anniversaries of the Vesting Commencement Date such that one hundred percent (100%) of the Time Vesting Units will be Vested Units on the fourth (4th) anniversary of the Vesting Commencement Date, subject, in each case, to the Participant’s continued employment with the Partnership or one of its Subsidiaries from the date of this Agreement through the applicable vesting date.  For purposes of this Agreement, the “Vesting Commencement Date” shall mean April 9, 2018.
(ii)Change in Control.  Upon the consummation of a Change in Control, one hundred percent (100%) of the Participant’s Time Vesting Units that remain unvested shall become Vested Units as of immediately prior to such Change in Control, subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries on the date of the Change in Control.

(b)Performance Vesting Units.

(i)Tranche 1 Performance Units.  One-hundred percent (100%) of the Tranche 1 Performance Units shall become Vested Units upon the consummation of a Change in Control if the Advent Group achieves a MOIC equal to at least two (2), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 1 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than two (2).
(ii)Tranche 2 Performance Units.  One-hundred percent (100%) of the Tranche 2 Performance Units shall become Vested Units upon the consummation of a Change in Control to if the Advent Group achieves a MOIC equal to at least two and one-half (2.5), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 2 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than two and one-half (2.5).
(iii)Tranche 3 Performance Units.  One-hundred percent (100%) of the Tranche 3 Performance Units shall become Vested Units upon the consummation of a Change in Control if the Advent Group achieves a MOIC equal to at least three (3), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 3 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than three (3).
(iv)Tranche 4 Performance Units.  One-hundred percent (100%) of the Tranche 4 Performance Units shall become Vested Units upon the consummation of a Change in Control if the Advent Group achieves a MOIC equal to at least four (4), subject to the Participant’s continued employment with the Partnership or one of its Subsidiaries through the date of such Change in Control. For the avoidance of doubt, the Tranche 4 Performance Units shall not vest if the Advent Group receives Advent Cash Amounts resulting in a MOIC of less than four (4).
(v)Change in Control.  Any Performance Vesting Units that have not become Vested Units upon a Change in Control (after taking into account Performance Vesting Units that vest in connection with such Change in Control) shall be forfeited without consideration paid therefor.
(vi)Calculation of MOIC.  It is understood and agreed that in the event of the receipt by the Advent Group of any distribution or any transaction in which the Advent Group will receive Advent Cash Amounts, in each case in connection with a Change in Control, then the calculations described for the MOIC shall be made on an “as if” basis prior to the actual receipt of such amounts and the outstanding Performance Vesting Units of the Participant shall become Vested Units immediately prior to the consummation of such Change in Control, on the basis of the amounts to be received by Advent in such distribution or transaction (including after giving effect to vesting of Performance Vesting Units as a result thereof under this paragraph) and the Participant shall be entitled to participate in such distribution or transaction as to such Vested Units.  As a result, the calculations described above shall be made in terms of amounts to be received by Advent and the portion of the Performance Vesting Units that will become Vested Units able to participate in a distribution or transaction, all computed on an “after vesting” basis as to such Incentive Units.

ARTICLE III.
FORFEITURE OF INCENTIVE UNITS; REPURCHASE Right

3.1Forfeiture of Performance Vesting Units and Time Vesting Units.     Notwithstanding any other provisions of this Agreement to the contrary, upon a termination of employment for any reason, all Performance Vesting Units and Time Vesting Units that have not vested as of the date of termination of employment, shall expire and immediately be forfeited and canceled in their entirety without any consideration to the Participant.

3.2Forfeiture of Vested Units. Upon (i) a termination of employment for Cause, (ii) resignation by the Participant when grounds for Cause exist or (iii) if, following any termination of employment, the Participant commits a Covenant Breach, then all Vested Units and any Class A Units acquired pursuant to the conversion of Vested Units pursuant to Section 3.04(e) of the Partnership Agreement shall expire and immediately be forfeited and cancelled in their entirety without any consideration to the Participant.

3.3Repurchase Right. The Participant agrees and acknowledges that the Incentive Units and any Class A Units acquired pursuant to the conversion of Vested Units pursuant to Section 3.04(e) of the Partnership Agreement shall be subject to repurchase by the Partnership or its designee under certain circumstances as set forth in Section 7.07 of the Partnership Agreement.

3.4Conversion of Incentive Units into Incentive Class A Units.  The Participant acknowledges and agrees that, upon a termination of the Participant’s employment with the Partnership and its Subsidiaries, the Partnership may effect a conversion of the Participant’s Vested Units into Class A Units on the terms and conditions set forth in Section 3.04(e) of the Partnership Agreement.

ARTICLE IV.
Partnership agreement

4.1Partnership Agreement.  The Participant agrees and acknowledges that as a condition subsequent to the grant of the Incentive Units granted under this Agreement, the Participant shall execute and become a party to and be bound by the terms and conditions of the Partnership Agreement pursuant to the Joinder Agreement in the form attached hereto as Exhibit C.

ARTICLE V.
Definitions

5.1Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

(a)“Advent” means Advent International Corporation.
(b)“Advent Cash Amounts” means, as of the date of a Change in Control, without duplication, the sum of the following:

(i) the amount of cash distributions and other cash proceeds received by the Advent Group on or prior to such Change in Control in respect of any Advent Investments, including cash proceeds received from a partial liquidation of the Partnership or such Change in Control;

(ii) the amount of cash proceeds previously received by the Advent Group from the disposition of any non-cash proceeds (including non-cash distributions) received in exchange for, or in respect of, any Advent Investments prior to such Change in Control; and

(iii) an amount equal to the fair market value, as determined by the Board in its reasonable good faith discretion, of Marketable Securities received by the Advent Group on or before a Change in Control with respect to, or from the sale or other disposition of, any Advent Investments (in each of clauses (i), (ii) and (iii) net of any Unreimbursed Transaction Expenses).

Notwithstanding anything to the contrary, none of the following shall be included in the calculation of “Advent Cash Amounts”: Tax Distributions pursuant to Section 5.01(c) of the Partnership Agreement, expense reimbursement, indemnification payments or similar amounts made to the Advent Group.

(c)“Advent Group” shall mean Advent and its Affiliates.
(d)“Advent Investment Amount” shall mean (without duplication) all Capital Contributions made by the Advent Group and all other cash amounts invested by the Advent Group in the Partnership, whether before, at or after the Closing Date.
(e)“Advent Investments” shall mean, without duplication, the Advent Group’s Class A Units in the Partnership and any other investment included in the definition of Advent Investment Amount.
(f)“Affiliate” shall have the meaning ascribed to such term in the Partnership Agreement.
(g)“Capital Contribution” shall have the meaning ascribed to such term in the Partnership Agreement.
(h)“Cause” shall, notwithstanding any contrary or alternative definition set forth in the Partnership Agreement, have the meaning given to such term in the Participant’s employment agreement if the Participant is party to an employment agreement in effect on the date of such determination or, if earlier, immediately prior to the Participant’s termination of employment, that defines the term “Cause” or term of like import and, if no such agreement exists or such agreement does not define “Cause” or a term of like import, “Cause” shall mean the Participant’s (i) material failure or willful refusal to perform employment duties to the Partnership and its Affiliates; (ii) material misconduct or gross negligence in the performance of duties to the Partnership and its Affiliates; (iii) failure to act in good faith in accordance with lawful instructions from the Board of Directors of Grand Prix Intermediate, Inc. (the “Company”) or the Chief Executive Officer of the Company (other than by reason of a disability); (iv) indictment for, conviction of, or pleading nolo contendere to, a felony, or a crime of moral turpitude that has a material effect on the Partnership; (v) theft from, fraud on or embezzlement from the Partnership or its Affiliates; or (vi) material breach of this Agreement; provided, that a termination for Cause with respect to items (i), (iii) and (vi) will only be effective upon the satisfaction of the following requirements: (1) the Partnership or one of its Subsidiaries notifies the Participant in writing of any action that purportedly constitutes Cause, which notice specifies in detail the alleged facts and specific action which the Partnership deems are a basis for a termination for Cause and (2) the Participant fails to remedy such action within 30 days following the receipt of such written notice.
(i)“Closing Date” means January 31, 2017.
(j)“Covenant Breach” shall have the meaning ascribed to such term in the Partnership Agreement.

(k)“General Partner” shall have the meaning ascribed to such term in the Partnership Agreement.
(l)“Marketable Securities” shall mean securities that are freely tradable on an established securities market without restriction received by the Advent Group from an unrelated third party, excluding, for the avoidance of doubt, Class A Units and Successor Shares.
(m)“MOIC” shall mean as of the date of a Change in Control, the quotient obtained by dividing (i) the Advent Cash Amounts by (ii) the Advent Investment Amount.
(n)“Successor Shares” means shares of stock of the successor to the Partnership that is the issuer in the Initial Public Offering and that are freely tradable held by the Advent Group which have been received by the Advent Group in respect of its Class A Units.
(o)“Unreimbursed Transaction Costs” means all out-of-pocket reasonable legal, accounting, financial advisor, brokerage and investment banking fees paid by the Advent Group and their Affiliates, which in the event of a deemed sale shall be estimated by the General Partner in good faith, excluding any amounts that are paid or reimbursed by the Partnership or its Subsidiaries.
(p)“Vested Units” shall mean, as of the applicable date of determination, the Incentive Units that have vested in accordance with the provisions of this Agreement, the Plan and the Partnership Agreement.

ARTICLE VI.

RESTRICTIVE COVENANTS

6.1Restrictive Covenants. In consideration for the Incentive Units granted to the Participant by the Partnership under this Agreement and for the Participant’s access to and receipt of the confidential information and trade secrets described herein, the Participant agrees to be bound by the following covenants; provided that, if the Participant is subject to restrictive covenants under any other agreement, including, but not limited to, an applicable employment agreement, then the broadest restrictive covenants shall apply to the Participant.

(a)Non-Solicitation.  During the term of the Participant’s employment with the Partnership or one of Subsidiaries (the “Employment Term”) and for a period of two years thereafter, the Participant agrees that the Participant will not, except in the furtherance of the Participant’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any employee of the Partnership or any of its Subsidiaries or Affiliates at the time of such action to leave such employment or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Partnership or hire or retain any such employee, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee.  An employee shall be deemed covered by this sub-section while so employed or retained and for six months thereafter.  Notwithstanding the foregoing, the provisions of this sub-section shall not be violated by general advertising or solicitation not specifically targeted at employees of the Partnership or any of its Subsidiaries or Affiliates; provided, that such general advertising or solicitation does not result in the hiring of any employee that the Participant otherwise would be prohibited from hiring under this Section 6.1.
(b)Non-Competition.  During the Employment Term and for a period of two years thereafter, the Participant agrees that the Participant will not directly or indirectly, whether for pay or otherwise: own, operate, form or assist others in forming, be employed by, render services of an executive, advertising, marketing, sales, administrative, supervisory, technical, research, purchasing or consulting nature, or otherwise assist or lend his or her name, counsel or assistance to, to any person, corporation or other entity that engages in any business in which the Partnership or any of its Subsidiaries or its direct Affiliates is actively engaged, or which the Partnership or any of its Subsidiaries or its direct Affiliates is actively pursuing as of the termination of the Participant’s employment, in each case in any state of the United States and any country outside the United States in which the Partnership or any of its Subsidiaries or its direct Affiliates conducts its business.
(c)Confidentiality. The Participant acknowledges that during the Employment Term, the Participant shall have access to and shall be provided with sensitive, confidential, proprietary, business, technical, data and other trade secret information of the Partnership that is the property of the Partnership, and the Participant agrees that the Partnership has a protectable interest in such property.  The Participant agrees that the Participant shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Participant’s assigned duties and for the benefit of the Partnership or to Participant’s personal advisors for purposes of enforcing or interpreting this Agreement, during the Participant’s employment with the Partnership or one of its Subsidiaries and at all times thereafter, any business and technical information, nonpublic, proprietary or confidential information, knowledge or data relating to the Partnership, any of its Subsidiaries, Affiliated companies or businesses, which shall have been obtained by the Participant during the Participant’s employment by the Partnership or one of its Subsidiaries (or any predecessor). The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Participant; (ii) becomes generally known to the public subsequent to disclosure to the Participant through no wrongful act of the Participant or any representative of the Participant; or (iii) the Participant is required to disclose by applicable law, regulation or legal process (provided that, to the extent not prohibited by applicable law, the Participant provides the Partnership with prior notice of the contemplated disclosure and cooperates with the Partnership at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding anything in this provision to the contrary, the Participant shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Participant’s assigned duties and for the benefit of the Partnership, either during the period of the Participant’s employment or at any time thereafter, any information or data that constitutes a trade secret as defined by applicable law. Nothing in this provision shall be construed to prohibit the Participant from disclosing any such information to the Partnership’s Affiliated entities provided that the Participant takes reasonable measures to ensure the continued confidentiality and trade secret status of such information.   Notwithstanding anything herein to the contrary, nothing in this Agreement shall: (i) prohibit the Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation or

(ii) require notification or prior approval by the Partnership of any reporting described in clause (i).  The Participant acknowledges that the Participant is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), that: (i) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; (ii) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (iii) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal and (B) does not disclose the trade secret except pursuant to court order.
(d)Non-Disparagement.  The Participant shall not at any time, publicly or privately, verbally or in writing, directly or indirectly, make or cause to be made any defaming and/or disparaging, derogatory, misleading or false statement about the Advent Group, the Partnership or its Subsidiaries, or their officers, directors, employees, stockholders, members, partners or other Affiliates in any manner that would damage the business or reputation of the Advent Group, the Partnership, the Subsidiaries or such Affiliates.  The Partnership and its Subsidiaries agrees to direct its executive officers and directors, as of the date of termination, not to make negative comments about the Participant or otherwise disparage the Participant in any manner that is likely to be harmful to the Participant’s business reputation. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) and the foregoing limitation on the Partnership’s executive officers and directors shall not be violated by truthful statements that they in good faith believe are necessary to make in connection with performing their duties and obligations to the Partnership and its Subsidiaries.
(e)Inventions.

(i)The Participant acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products and developments (“Inventions”), whether patentable or unpatentable, (x) that relate to the Participant’s work with the Partnership, made or conceived by the Participant, solely or jointly with others, during the Employment Term, or (y) suggested by any work that the Participant performs in connection with the Partnership, either while performing the Participant’s duties with the Partnership or on the Participant’s own time, but only insofar as the Inventions are related to the Participant’s work as an employee or other service provider to the Partnership, shall belong exclusively to the Partnership (or its designee), whether or not patent applications are filed thereon. The Participant will keep full and complete written records (the “Records”), in the manner prescribed by the Partnership of all Inventions and will promptly disclose all Inventions completely and in writing to the Partnership. The Records shall be the sole and exclusive property of the Partnership and the Participant will surrender them upon the termination of the Employment Term, or upon the Partnership’s request. The Participant will assign to the Partnership the Inventions and all patents that may issue thereon in any and all countries, whether during or subsequent to the Employment Term, together with the right to file, in the Participant’s name or in the name of the Partnership (or its designee), applications for patents and equivalent rights (the “Applications”). The Participant will, at any time during and subsequent to the Employment Term, make such applications, sign such papers, take all rightful oaths, and perform all acts as may be requested from time to time by the Partnership with respect to the Inventions. The Participant will also execute assignments to the Partnership (or its designee), of the Applications, and give the Partnership and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for its benefit, all without additional compensation to the Participant from the Partnership but entirely at the Partnership’s expense.

(ii)In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright law of the United States, on behalf of the Partnership and the Participant agrees that the Partnership will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity, without any further obligations to the Participant. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, the Participant hereby irrevocably conveys, transfers and assigns to the Partnership all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Participant’s right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including, without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Participant hereby waives any so-called “moral rights” with respect to the Inventions. The Participant hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Participant’s benefit by virtue of the Participant being an employee of or other service provider to the Partnership.

6.2Reformation.  If it is determined by a court of competent jurisdiction in any state or other jurisdiction that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state or other jurisdiction, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

6.3Enforcement; Remedies.  The Participant acknowledges that the Participant’s expertise is of a special and unique character which gives this expertise a particular value, and that a breach of Section 6.1 by the Participant will cause serious and potentially irreparable harm to the Partnership.  The Participant therefore acknowledges that a breach of Section 6.1 by the Participant cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Partnership from a violation of this Agreement and from the harm which this Agreement is intended to prevent.  By reason thereof, the Participant acknowledges that the Partnership is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement.  The Participant acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by the Participant.

6.4Survival of Provisions.  The obligations contained in Section 6 shall survive the termination or expiration of the Participant’s employment with the Partnership or one of its Subsidiaries and shall be fully enforceable thereafter.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

7.1Termination and Amendment of the Agreement.  This Agreement shall be terminated only with the prior written consent of the Partnership (with the approval of the General Partner) and the Participant; provided, that this Article VII (Miscellaneous Provisions) shall survive any termination of this Agreement.  This Agreement may be amended, and compliance with any term hereof may be waived, only with the prior written consent of the Partnership (with the written approval of the General Partner) and the Participant.

7.2Termination of Status as Participant.  From and after the date that the Participant ceases to own any Incentive Units, he shall cease to be a Participant for the purposes of this Agreement and all rights he may have hereunder shall terminate, except for any rights with respect to matters contemplated hereby after such date and except for breaches occurring prior to such time.  For the purposes of the preceding sentence, the Participant shall be deemed to own all Incentive Units owned by his Permitted Transferees.

7.3Notices.  All notices required hereunder shall be delivered to the following respective addresses:

(a)The Partnership:

Sovos Brands Limited Partnership

c/o Advent International Corporation

75 State Street

Boston, MA 02109

Attention: Jefferson Case and James Westra

With a copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Marilyn French Shaw, Esq.

(b)the Participant, at the address of the Participant as specified below such Participant’s signature at the end of this Agreement.

Notices shall be in writing and shall be sent by facsimile or pdf e-mail, by mail (postage prepaid, registered or certified, by United States mail, return receipt requested), by nationally recognized private courier or by personal delivery.  Notices shall be effective, (i) if sent by facsimile, when transmitted, (ii) if sent by pdf e-mail, when transmitted, (iii) if by nationally recognized private courier, when deposited with the private courier, (iv) if mailed, when deposited in the mail, and (v) if personally delivered, the earlier of when delivery is made or first refused.  Any Person may change its address for the delivery of notices by written notice served in accordance with the provisions hereof.

7.4Miscellaneous.  The use of the singular or plural or masculine, feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

7.5Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.  Facsimile and pdf e-mail signatures shall have the same legal effect as manual signatures.

7.6Entire Agreement.  This Agreement, the Plan and the Partnership Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.  No promises, statements, understandings, representations, or warranties of any kind, whether oral or in writing, express or implied have been made to Participant by any Person to induce him to enter into this Agreement other than the express terms set forth in this Agreement, the Plan and the Partnership Agreement, and Participant is not relying upon any promises, statements, understandings, representations, or warranties with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Plan and the Partnership Agreement.  Any amendments to this Agreement must be made in writing and duly executed by each of the parties entitled to adopt said amendment as provided in Section 7.1 or by an authorized representative or agent of each such party.  Participant hereby acknowledges and represents that he has had the opportunity to consult with independent legal counsel or other advisor of his choice and has done so regarding his rights and obligations under this Agreement, that he is entering into this Agreement knowingly, voluntarily, and of his own free will, that he is relying on his own judgment in doing so, and that he fully understands the terms and conditions contained herein.

7.7Incentive Units Subject to Partnership Agreement.  By entering into this Agreement the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan and the Partnership Agreement and (ii) the Incentive Units and any Class A Units acquired pursuant to the conversion of Incentive Units into Class A Units are subject to the Partnership Agreement, the terms and provisions of which are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms of this Agreement will govern and prevail.  In the event of a conflict between any term or provision contained herein and a term in the Partnership Agreement, the applicable terms and provisions of the Partnership Agreement will govern and prevail (except as expressly set forth herein). Neither the adoption of the Plan nor any award made thereunder shall restrict in any way the adoption of any amendment to the Partnership Agreement in accordance with the terms thereof.

7.8Tax Withholding.  The Participant may be required to pay to the Partnership or any of its Subsidiaries or Affiliates, and the Partnership and its Subsidiaries and Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under this Agreement or from any other amount owing to the Participant, the amount (in cash or, at the election of the Partnership, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of an Incentive Unit or any payment or transfer under this Agreement and to take such other action as may be necessary in the opinion of the General Partner to satisfy all obligations for the payment of such taxes.

7.9Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors and permitted assigns (including Permitted Transferees to whom Units have been transferred, as applicable).

7.10Enforcement.  The failure of any party hereto to insist in one or more instances on performance by another party hereto of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof shall not be construed as a waiver of any right granted hereunder or of the future performance of any obligation, condition or other term of this Agreement in strict accordance with the provisions hereof, and no waiver with respect thereto shall be effective unless contained in a writing signed by or on behalf of the waiving party.  The remedies in this Agreement shall be cumulative and are not exclusive of any other remedies provided by law.

7.11Governing Law.  This Agreement, and any and all claims arising out of, under, pursuant to, or in any way related to this Agreement, including but not limited to any and all claims (whether sounding in contract or tort) as to this Agreement’s scope, validity, enforcement, interpretation, construction, and effect, shall be governed by the laws of the State of Delaware (without regard to any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

7.12Severability.  If any provision of this Agreement is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, such provision shall be constructed or deemed amended to conform to all applicable laws, or if it cannot be construed or deemed amended without, in the determination of the General Partner, materially altering the intent of this Agreement or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of this Agreement and any such award shall remain in full force and effect.

7.13No Contract of Employment.  Neither this Agreement nor any award granted under this Agreement shall confer upon any Person any right to employment or other service or continuance of employment or other service by the Partnership or any of its Subsidiaries or Affiliates.  This Agreement does not constitute a contract of employment or impose on any Participant or the Partnership or any of its Subsidiaries or Affiliates any obligations to retain the Participant as an employee of the Partnership or any of its Subsidiaries or Affiliates, to change the status of the Participant’s employment, or to change the Partnership or any of its Subsidiaries’ or Affiliates’ policies regarding termination of employment.

7.14Captions.  The article or section titles or captions contained in this Agreement are for convenience only and are not to be considered in the construction or interpretation of this Agreement or any provision thereof.

7.15No Third Party Rights.  Nothing in this Agreement shall be construed to grant rights to any Person who is not a party to this Agreement.

7.16Rule of Construction.  The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions.  The parties further agree that the rule of construction that a contract shall be construed against the drafter shall not be applied.  The word “including”, means “including, without limitation.”

7.17Units after Initial Public Offering.  For purposes of determining vesting after an Initial Public Offering, references to Units shall also be deemed to be references to the shares that the holder of such Units receives in respect of such Units in connection with the Initial Public Offering.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOVOS BRANDS LIMITED PARTNERSHIP

By: Sovos Brands GP LLC, its general partner

By: /s/ Todd Lachman
Name: Todd Lachman
Its: President and CEO

PARTICIPANT

/s/ Risa Cretella
Name: Risa Cretella

Exhibit A

Accredited Investor Questionnaire

The undersigned individual (the “Executive”) represents and warrants that it is not an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act (please initial the non-accredited investor election below):

 The Executive is not an accredited investor.

The Executive represents and warrants that it is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), because he or she meets at least one of the following criteria (please initial each applicable item):

 The Executive is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the Executive’s purchase, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

 The Executive is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the Executive’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year; or

 The Executive is a director or an executive officer of Sovos Brands Limited Partnership or a Subsidiary thereof.  An executive officer means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the issuer.

* * * *

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire on the date set forth below.

Dated: ___6/28/18__________

By: /s/ Risa Cretella

Name: Risa Cretella

Exhibit B

Form of Section 83(b) Election

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1. The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: __Risa Cretella____________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: _________________________________________________________

TAXABLE YEAR: Calendar Year 2019

2. The property which is the subject of this election is 2,000 Incentive Units of Sovos Brands Limited Partnership (“Partnership”).

3. The property was transferred to the undersigned on _June 4, 2018_______________

4. The property is subject to the following restrictions: The Incentive Units are subject to time-based and performance-based vesting.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $0.

6. For the property transferred, the undersigned paid $0.

7. The amount to include in gross income is $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated: ____6/28/18_________________________

Taxpayer: /s/ Risa Cretella

Exhibit C

Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (“New Limited Partner”), in accordance with the Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, dated as of January 31, 2017 (the “Partnership Agreement”), by and among Sovos Brands GP LLC, as the general partner, and the other persons listed on the signature pages thereto, as the same may be amended from time to time.  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Partnership Agreement.

Concurrently herewith the Partnership is issuing Incentive Units of the Partnership to the New Limited Partner.

New Limited Partner hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, New Limited Partner shall be deemed to be a party to the Partnership Agreement as of the date hereof, shall be considered an Incentive Unit Limited Partner, and shall have all of the rights and be subject to the obligations of an Incentive Unit Limited Partner as if it had executed the Partnership Agreement.  New Limited Partner hereby makes each of the representations and warranties set forth in Article XII of the Partnership Agreement as if such representations and warranties were expressly set forth in this Joinder Agreement.  New Limited Partner hereby ratifies, as of the date hereof, and agrees to be bound by, all of the applicable terms, provisions and conditions contained in the Partnership Agreement.

IN WITNESS WHEREOF, New Limited Partner has executed this Joinder Agreement as of the date written below.

Date: _6/28/18____________

/s/ Risa Cretella

Name: Risa Cretella